Exhibit 99.1

AÉROPOSTALE ANNOUNCES ACCEPTANCE OF
CONTINUED LISTING PLAN BY THE NYSE

New York, New York, January 15, 2016 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today announced that on January 14, 2016, the New York Stock Exchange (NYSE) accepted the Company’s plan for continued listing on the NYSE. Aéropostale’s common stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE to monitor the Company’s progress against the plan.

As previously disclosed, on October 30, 2015, the Company received a notice from the NYSE indicating that it was not in compliance with the NYSE’s continued listing requirements because the average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, stockholders' equity was less than $50 million. The Company subsequently submitted a plan to return to compliance with the continued listing requirements.

Separately, on September 29, 2015, the Company received notice from the NYSE that the average closing price of the Company's common stock over a consecutive 30 trading-day period had fallen below $1.00 per share, which is the minimum average price required by the NYSE.

Neither of these notices had an immediate impact on the listing of the Company's common stock. The Company’s common stock will continue to be listed and traded on the NYSE, subject to the Company’s compliance with the NYSE’s other listing standards.

About Aéropostale, Inc.
Aéropostale, Inc. is a specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale stores and website and 4 to 12 year-olds through its P.S. from Aéropostale stores and website. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting and customer friendly store environment. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise, other than in licensed stores. Aéropostale products can be purchased in Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale products can be purchased in P.S. from Aéropostale stores, in certain Aéropostale stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 755 Aéropostale® stores in 50 states and Puerto Rico, 41 Aéropostale stores in Canada and 25 P.S. from Aéropostale® stores in 12 states. In addition, pursuant to various licensing agreements, the Company's licensees currently operate 310 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, an online women's fashion footwear and apparel retailer. GoJane products can be purchased online at www.gojane.com.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTED BENEFITS OF THE COST REDUCTION PROGRAM AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY’S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE COMPANY’S STRATEGIC INITIATIVES AND COST REDUCTION PROGRAM; RISKS ASSOCIATED WITH OUR ABILITY TO REGAIN COMPLIANCE WITH THE NYSE MINIMUM TRADING PRICE AND AVERAGE GLOBAL MARKET CAPITALIZATION LISTING STANDARDS, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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